EXHIBIT 23.5

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel:(8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837

Website: www.tongshang.com.cn

May 3, 2012

Home Inns & Hotels Management Inc.

No. 124 Caobao Road

Xuhui District

Shanghai 200235

People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in Home Inns & Hotels Management Inc.’s registration statement on Form F-3, originally filed by Home Inns & Hotels Management Inc. on May 3, 2012 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices